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STANDARD COMMERCIAL CORPORATION                                      Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 2000
                                                               State or Country
    Name of Company                                             of Organization
    ---------------                                             ---------------

    Standard Commercial Corporation                              North Carolina

     Standard Commercial Tobacco Co. Inc.                        North Carolina
      W. A. Adams Company                                        North Carolina
      Transcatab SpA                                             Italy
      Exportadora de Tobaco de Honduras S.A. de C.V.             Honduras

      Carolina Trading Corporation                               North Carolina
      CRES Tobacco Company Inc                                   North Carolina
      CRES Neva Co. Ltd.                                         Russia
      Cres Trading                                               Russia
      Jas. I. Miller Tobacco Co. Ltd.                            Jamaica

      Standard Commercial Services Inc.                          North Carolina
      Stancom Tanzania (Jersey) Ltd                              Jersey
      Stancom Tobacco Services Ltd.                              Tanzania
         Tanzanian Tobacco Processors Inc.                       Tanzania

      Spierer Freres & Cie S.A.                                  Switzerland
        Exelka S.A.                                              Greece
        Spierer Tutun Ihracat Sanayi Ticaret A.S.                Turkey

      Standard Commercial Tobacco Company of Canada Ltd.         Canada
        British Leaf Tobacco Company of Canada Ltd.              Canada

      Standard Commercial Tobacco Company (UK) Ltd.              United Kingdom

         Andrew Chalmers (India) Ltd.                            United Kingdom

         N.G. Fleming Ltd.                                       United Kingdom

         Saloman Bros. Tobacco Company Ltd.                      United Kingdom
          Leoni & Dent Ltd.                                      United Kingdom
          P.L. Leverson Ltd.                                     United Kingdom

         Siemssen Threshie (Malawi) Ltd.                         Malawi

         Stancom Tobacco Company (Malawi) Ltd.                   Malawi
          Tobacco Processors (Lilongwe) Ltd.                     Malawi

         Trans-Continental Tobacco India Pvt Ltd                 India

         Standard Commercial Tobacco Co. (Overseas) Ltd.         United Kingdom

         Stancom Zambia (Pvt) Ltd                                Zambia

      Standard Commercial Tobacco Services (UK) Ltd.             United Kingdom
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STANDARD COMMERCIAL CORPORATION                                      Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 2000
                                                                State or Country
    Name of Company                                              of Organization
    ---------------                                              ---------------
    Standard Commercial Corporation (continued)                   North Carolina

      Standard Commercial Tobacco Co. Inc. (continued)            North Carolina

        Trans-Continental Leaf Tobacco Corporation                Leichtenstein
          AOZT Transcontinental Leaf Tobacco Corporation          Russia
          Eryka Mediterranee S.A.R.L.                             Greece
          Esaltab (Zimbabwe) (Pvt.) Ltd                           Zimbabwe

          Siam Tobacco Export Corporation Ltd.                    Thailand
          Stancom Tobacco (Private) Ltd                           Zimbabwe
            Combined Tobacco Buyers (Private) Ltd                 Zimbabwe
            Tobacco Development Company of Africa (Private) Ltd   Zimbabwe
            Tobacco Processors (Zimbabwe) (Private) Ltd           Zimbabwe
           Adams International Ltd.                               Thailand
          Meridional deTabacos Ltda                               Brazil
           Standard Brazil Ltd                                    Jersey
          Trans-Continental Participacoes e Empreendimentos Ltda. Brazil
          Transhellenic Tobacco S.A.                              Greece
          World Wide Tobacco Espana S.A.                          Spain

        Werkhof GmbH                                              Germany
         Bela Duty Free Import-Export GmbH                        Germany

        Standard Wool Inc.                                        Delaware
          Advhus Gestion Societe Civile                           France
          Standard Wool France S.A.                               France
            Peignage de la Tossee S.A.                            France
            Standard Wool Deutschland GmbH                        Germany
             Lanimex Trading GmbH                                 Germany
             Prolaine Wollhandels GmbH                            Germany
             Lohmann & Company Wollhandel GmbH                    Germany
            Standard Wool South Africa (Pty.) Ltd                 South Africa
            Standard Wool Australia (Pty.) Ltd.                   Australia
             Hulme Wool Scouring Co. (1938) Pty. Ltd.             Australia
             Standard Wool Farming (Pty.) Ltd.                    Australia
             Mascot Wools (Pty.) Ltd.                             Australia
             S H Allen & Sons (Pty.) Ltd.                         Australia
             Stawool Brokers (Pty.) Ltd.                          Australia
             Independent Wool Dumpers (Pty.) Ltd.                 Australia
             Jandakot Wool Washing Company (Pty.) Ltd.            Australia
            Standard Wool Holdings S.A.                           Argentina
             Roca SACIF                                           Argentina
             Standard Wool Argentina                              Argentina
             Pole Fueguina S.A.                                   Argentina
            Standard Wool (NZ) Limited                            New Zealand
             De Spa & Co. Ltd.                                    New Zealand
             Ferrier Woolscours (Canterbury) Ltd.                 New Zealand
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            Standard Wool (UK) Ltd.                               United Kingdom
              Jacomb Hoare (Bradford) Ltd.                        United Kingdom
              Thomas Chadwick & Sons Ltd.                         United Kingdom
              Standard Wool (Chile) S.A.                          Chile
            Tentler & Co. B.V.                                    Netherlands